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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)

Registrant's Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On December 16, 2004, Copano Energy, L.L.C. issued a press release regarding its financial results for the three and nine month periods ended September 30, 2004 and 2003 and on December 17, 2004, held a webcast conference call discussing those results. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02. The webcast conference call will be available for replay on Copano Energy, L.L.C.'s website at www.copanoenergy.com. The conference call will be archived on our website for 90 days.

        Our earnings press release and/or the conference call discussions include the non-generally accepted accounting principle ("non-GAAP") financial measures of total gross margin and EBITDA. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

        We define total gross margin as revenue less cost of sales. Cost of sales includes the following costs and expenses: cost of natural gas and natural gas liquids ("NGLs") purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, costs we pay third parties to transport our volumes and costs we pay our affiliates to transport our volumes.

        We view total gross margin as an important performance measure of the core profitability of our operations. This measure is a key component of our internal financial reporting and is used by our senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses.

        We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.

        EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

  •
  the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

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  the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

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  our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

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  the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

        EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used to compute our financial covenants under our credit facilities. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA or similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

Item 9.01. Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.

          Not applicable.

(b)
Pro forma financial information.

          Not applicable.

(c)
Exhibits.

Exhibit No.	Description
99.1	Copano Energy, L.L.C. press release dated December 16, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: December 17, 2004	By:	/s/ MATTHEW J. ASSIFF
	Name:	Matthew J. Assiff
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Copano Energy, L.L.C. press release dated December 16, 2004

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  Item 2.02. Results of Operations and Financial Condition.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX